Exhibit 99.1

AUTOBYTEL INC. ANNOUNCES PARTIAL THIRD QUARTER 2004

FINANCIAL RESULTS

Conference Call and Webcast to be Rescheduled

IRVINE, CA – October 21, 2004 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced partial third quarter 2004 financial results and will reschedule its earnings conference call and webcast, which had been scheduled for today at 1:30 p.m. Pacific.

The Audit Committee of the Board of Directors of the Company is directing an internal review of the accounting treatment of certain unapplied credits that were recognized as revenue during the four quarters ended March 31, 2004. The Audit Committee has engaged outside independent counsel and consultants to advise and assist it with the ongoing review. The Company believes at this time, based on the results of the review to date, that the amount of unapplied credits taken into revenue is in the range of $400,000 to $750,000 for the second, third and fourth quarters of 2003 combined and $50,000 to $150,000 for the first quarter of 2004. Based on the results of the review to date, the Company believes that no unapplied credits were taken into revenue after the period ended March 31, 2004. Following completion of the internal review, prior results may be restated or correcting adjustments may be made in the third quarter of 2004 or a subsequent period.

Jeffrey Schwartz, President and Chief Executive Officer of the Company said, “We are disappointed that we are unable to release earnings today. However, there is no issue of greater importance to the Company than assuring investors of the integrity of our financial statements.”

Highlights for the quarter:

•	Revenues of $33.0 million

•	Record advertising revenues of $3.8 million; CPMs at $42

•	Cash balance increased by $2.3 million for a total cash and investment balance of $56.8 million as of September 30, 2004

•	Integration of acquisitions tracking ahead of schedule.

“I am pleased with the operating performance of the Company this quarter,” noted Schwartz. “We delivered significant revenue increases across our business this quarter.”

The Company generated $2.3 million in cash during the third quarter 2004. Total cash and investment balance for the quarter ended September 30, 2004 was $56.8 million. The Company’s domestic cash and investment balance as of September 30, 2004 was $48.7 million. Autobytel Europe cash balance was $8.1 million as of September 30, 2004.

Third Quarter 2004 Summary

Revenues: Third quarter 2004 revenues were $33.0 million, of which $22.3 million were related to lead fees; $3.8 million were related to advertising; $5.7 million were related to CRM services, and $1.1 million were related to data, applications and other. If a correcting adjustment is required to be made in the third quarter of 2004, revenue for the third quarter of 2004 mentioned above will be reduced.

“I am particularly pleased with the operating results from our lead fees and advertising businesses during a quarter that has historically been slow for the Company. Growing our core business in a difficult sales environment is a positive indicator for Autobytel’s business,” commented Schwartz.

The Company delivered approximately 1.30 million new, used and finance requests during the third quarter 2004 compared to 1.25 million requests delivered in the second quarter of 2004. Over 90% of this growth came from delivering additional requests to retail dealers, the Company’s highest margin area.

During the quarter, CPMs increased to $42 and the average number of monthly unique visitors increased from 6 million to 8 million. Autobytel was the 78th most visited property on the Internet.

During the quarter, the Company introduced RPM 2.0, which combines the best features of the acquired iDriveonline platform with the existing RPM product. The Company’s CRM business continued its growth during the quarter.

Operating Expenses: Total operating expenses, including depreciation and amortization, in the third quarter 2004 were $30.2 million. There is no assurance that the operating expense figure mentioned above will not change as a result of the internal review.

Third quarter 2004 expenses included sales and marketing expenses of $19.4 million, product development and technology expenses of $6.0 million, and general and administrative expenses of $4.9 million.

Quality Initiatives: As part of its ongoing upgrades to QVS (Quality Verification SystemSM), Autobytel intensified its affiliate monitoring process, implementing new methods and standards for measuring affiliate performance contributing to a sustained high dealer closing rate of over 18% during the third quarter of 2004.

Dealer Count: The Company reported approximately 35,700 dealer relationships in the third quarter 2004. Included in this number were approximately 30,300 relationships in the lead referral category and about 5,400 relationships in the CRM category.

Market Opportunity: “According to two recent studies, the influence of the automotive Internet is at an all-time high, with 22% of all new car sales generated from the Internet and two-thirds of all new car buyers using the Internet for research prior to purchasing,” said Schwartz. “Autobytel is the most visited new car buying network, with 8% of all new car buyers submitting a vehicle request through our network of sites. We are pleased to see continued validation of our market leadership in the automotive industry’s most influential marketing medium.”

Headcount: As of September 30, 2004, the Company had 405 employees. This compares to 402 employees at the end of the second quarter.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM (customer relationship management) products and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Car.com, Carsmart.com, and AutoSite.com, as well as AIC (Automotive Information Center), a trusted industry source of automotive marketing data and technology for over 20 years. Autobytel is also a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc. (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. As the Internet’s largest new car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services and was the most visited new car buying and research destination in 2003, reaching millions of car shoppers as they made their vehicle buying decisions. Autobytel’s car-selling sites and lead management products are used by more of the nation’s top-100 e-dealers than any other program.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are any potential effects of or the costs associated with the internal review directed by the Audit Committee, changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the expectations of the Company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc.,

Investor Relations

Jennifer Klein,

Vice President, Investor Relations

949.862.1362 (jenniferkl@autobytel.com)

Media Relations

Melanie Webber,

Vice President, Corporate Communications

949.862.3023 (melaniew@autobytel.com)